SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933


                          WHITNEY AMERICAN CORPORATION
               (Exact name of Registrant as specified in charter)


              Delaware                                   84-1070022
   (State or other jurisdiction                         (IRS Employer
 of incorporation or organization)                  Identification Number)


      12373 E. Cornell Avenue                         Stephen M. Siedow
      Aurora, Colorado  80014                      12373 E. Cornell Avenue
          (303) 337-3384                            Aurora, Colorado 80014
                                                        (303) 337-3384
    (Address and telephone number
  of registrant's principal executive            (Name, address and telephone
offices and principal place of business)         number of agent for service)


                             1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                   Copies to:
                               John D. Brasher Jr.
                          90 Madison Street, Suite 707
                             Denver, Colorado 80206
                                 (303) 355-3000


   If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with Dividend or Interest Reinvestment Plans, check the following line: __X__

                         CALCULATION OF REGISTRATION FEE
================================================================================
   Title of                         Proposed       Proposed
  Each Class          Amount         Maximum        Maximum           Amount of
 of Securities        Being      Offering Price    Aggregate        Registration
Being Registered    Registered      Per Share   Offering Price(2)      Fee (3)
================================================================================

Common Stock (1)     2,000,000        N/A             N/A              $100.00

================================================================================

(1)The securities registered hereunder are shares of the registrant's common stock, $.00001 par value, subject to issuance upon the exercise of stock options granted under the registrant's 1997 Stock Option Plan.

(2)Estimated for purpose of calculating the registration fee.

(3)The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended. The shares being registered are quoted without price on the OTC Bulletin Board, and the registrant has no assets; therefore, only the minimum filing fee is due.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

    The documents containing the information specified in Part I, Items 1 and 2, with respect to these shares will be delivered to the participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended. Such document(s) are not being filed with the Commission but constitute, along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof, a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents are incorporated by reference in this registration statement of Whitney American Corporation, a Delaware corporation ("Company"), and in the related Section 10(a) prospectus:

    (a) The Company's annual report on Form 10-KSB for the fiscal year ended May 31, 1997;

    (b) Amendment designated Form 10-KSB/A-1 to the Company's annual report on Form 10-KSB for the fiscal year ended May 31, 1997;

    (c Company's quarterly reports on Form 10-QSB for the fiscal quarters ended August 31, 1997 and November 30, 1997;

    (d) Item 1   (Description  of  Securities)  contained  in  the  registration statement on Form 8-A of the Company, SEC file No. 0-22907.

    In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold and which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    John D. Brasher Jr., proprietor of the law firm Brasher & Company, which rendered the legal opinion included as Exhibit 5.1 to this registration statement, is Secretary and a significant shareholder of the Company. Although Mr. Brasher has not been awarded any option to purchase shares under this plan, it is possible that one or more options will be awarded in the future.

Item 6.  Indemnification of Officers and Directors.

    Pursuant to the Company's Certificate of Incorporation,  and as permitted by
Section 145 of the General Corporation Law of Delaware, the Company may indemnify its directors and officers under certain circumstances against reasonable expenses (including court costs and attorney's fees), judgments, penalties,  fines,  and  amounts  paid in  settlement  actually  and  reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and the Company has the financial ability to honor the indemnity. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the General Corporation Law of Delaware, the Certificate of Incorporation, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act, and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

    Not applicable; no common shares of the Company registered hereunder have been sold or issued.

Item 8.  Exhibits.

    5.1  Consent and opinion of Brasher & Company, counsel to the Company      1

    10.1 1997 Stock Option Plan of the Company (incorporated by reference to Exhibit 10.1 to the Company's report on
         Form 8-K dated February 12, 1997)                                     2

    10.2 Amendment to 1997 Stock Option Plan of the Company                    1

    23.1 Consent  of  Gelfond  Hochstadt  Pangburn  and  Co., certified
         public accountants and business consultants                           1

    1 Included as part of this registration statement.
    2 Incorporated by reference to another registration statement, report or document.

Item 9.  Undertakings.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.


    Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                     SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:  December 10, 1997
                                     WHITNEY AMERICAN CORPORATION



                              By /s/ Stephen M. Siedow
                                     -------------------------------------------
                                     Stephen M. Siedow, Chief Executive Officer,
                                     Chief Financial Officer and President


    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.


          Signature                           Title                      Date



  /s/ Stephen M. Siedow           Director, Chief Executive Officer,    12/10/97
      --------------------------  Chief Financial Officer, and President
      Stephen M. Siedow

                               Brasher & Company
                                ATTORNEYS AT LAW
                          90 Madison Street, Suite 707
                             Denver, Colorado 80206

  TELEPHONE                                                          FACSIMILE
(303) 355-3000                                                    (303) 355-3063

                               December 10, 1997




Board of Directors
WHITNEY AMERICAN CORPORATION
12373 E. Cornell Avenue
Aurora, Colorado 80014

          Re:   Registration Statement on Form S-8
                1997 Stock Option Plan

Gentlemen:

          We have acted as counsel to Whitney American Corporation, a Delaware corporation ("Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act"), of the Company's registration statement on Form S-8 (together with all amendments, supplements and exhibits, the "Registration Statement"). This Registration Statement relates to the registration under the Act of 2,000,000 shares of the Company's common stock, $.00001 par value ("Shares"), which may be issued under the Company's 1997 Stock Option Plan ("Plan").

          In connection with the opinions herein expressed, we have reviewed the Plan and the Registration Statement and included prospectus, and have examined and relied upon, as to factual matters, originals or certified or photostatic copies of such corporate records, including, without limitation, minutes of the Board of Directors and other instruments, certificates of corporate officers and such other documents as we have deemed necessary or appropriate for the opinions expressed herein. In making such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of originals of such photostatic copies.

          We have examined and relied upon, as to matters of law, such statutes, rules and judicial precedents and such other considerations of law as we, in our judgment, have deemed necessary or appropriate for the purposes of rendering the opinions expressed herein.

                                                               Brasher & Company
Board of Directors
WHITNEY AMERICAN
  CORPORATION
December 10, 1997
Page 2 of 2

          Based upon and in reliance upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that, when the Registration Statement shall have become effective pursuant to the rules and regulations of the Commission, and the Shares have been sold and issued as contemplated in the Registration Statement, such Shares will be legally issued, fully paid and nonassessable.

          This opinion is limited to the laws of the United States of America and the laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction.

          We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to all references made to our firm in the Registration Statement. However, in rendering this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission under the Act.

          This opinion is being delivered and is intended for use solely in regard to the transactions contemplated by the Registration Statement and may not be used, circulated, quoted in whole or in part or otherwise referred to for any purpose without our prior written consent and may not be relied upon by any person or entity other than the Company, its successors and assigns. This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

                                                   Very truly yours,

                                                   BRASHER & COMPANY


                                               /s/ John D. Brasher Jr.
                                                   ------------------------
                                                   John D. Brasher Jr.
                                                    for the Firm

                            WHITNEY AMERICAN CORPORATION

                     1 9 9 7   S T O C K   O P T I O N   P L A N
                            (As Amended October 14, 1997)


          The following sets forth the full text of the 1997 Stock Option Plan as amended by the Board of Directors on October 14, 1997, in accordance with
Section 4 of the original plan.

1.        Purpose of this Plan.

          This  Stock  Option  Plan   ("Plan")  is  intended  as  an  employment
incentive, to aid in attracting and retaining in the employ or service of WHITNEY AMERICAN CORPORATION ("Company"), a Delaware corporation, and any Affiliated Company, persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company. This Plan provides for the issuance of non-statutory stock options ("CSOs" or "Options") which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). Certain other terms also are defined in Paragraph 17 and elsewhere of this Plan.

2.        Administration of this Plan.

          The Company's Board of Directors ("Board") may appoint and maintain as administrator of this Plan the Compensation Committee ("Committee") of the Board which shall consist of at least two members of the Board who are Non-Employee Directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"). At any time that the Committee is not duly constituted, the Board itself shall have and fulfill the duties herein allocated to the Committee. The Committee shall have full power and authority to designate Plan participants, to determine the provisions and terms of respective CSOs (which need not be identical as to number of shares covered by any CSO, the method of exercise as related to exercise in whole or in installments, or otherwise), including the CSO price, and to interpret the provisions and supervise the administration of this Plan. The Committee may in its discretion provide that certain CSOs not vest (that is, become exercisable) until expiration of a certain period after issuance or until other conditions are satisfied, so long as not contrary to this Plan.

          A majority of the members of the Committee shall constitute a quorum. All decisions and selections made by the Committee pursuant to this Plan's provisions shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable. Each Option shall be evidenced by a written agreement containing terms and conditions established by the Committee consistent with the provisions of this Plan.

3.        Designation of Participants.

          Only Employees shall be eligible for participation in this Plan. The Committee shall have full power to designate, from among eligible individuals, the persons to whom CSOs may be granted. A person who has been granted a CSO hereunder may be granted an additional CSO or CSOs, if the Committee shall so determine. Persons eligible under this Plan additionally may be granted one or more options under any other compensation or stock option plan or awarded shares under any other benefit plan of the Company. No Option shall confer any right upon the Optionee with respect to the continuation of his employment (or his position as an officer, director, employee or consultant) with the Company or any Affiliated Company, and shall not interfere with the right of the Company or any Affiliated Company to terminate such relationship(s) at any time in accordance with law and any agreements then in force.

4.        Stock Reserved for this Plan.

          Subject to adjustment as provided in Paragraph 9 below, a total of 2,000,000 shares of Common Stock of the Company ("Option Stock" or "Option Shares") shall be subject to this Plan. The Option Stock subject to this Plan shall consist of unissued shares of Common Stock or previously issued shares of Common Stock reacquired and held by the Company or any Affiliated Company, and such number of Option Shares shall be and is hereby reserved for sale for such purpose. Any Option Shares which may remain unsold and which are not subject to outstanding CSOs at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Should any CSO expire or be cancelled prior to its exercise in full, the unexercised Option Shares theretofore subject to such CSO may again be subjected to a CSO under this Plan.

5.        Option Exercise Price.

          The purchase (exercise) price of each share of Option Stock made subject to an Option shall not be less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date the Option is granted. For purposes of this Plan, the "Fair Market Value" of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange, NASDAQ system, NASDAQ Small Cap Market, or other quotation medium, on which shares of the Company's Common Stock are then trading or quoted, or (ii) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith. The cash proceeds from the sale of Option Stock are to be added to the general funds of the Company.

6.        Exercise Period; Vesting.

          (a) An Option shall have a term of not more than ten (10) years from the date of grant and shall automatically terminate:

                (i) Upon termination of the Optionee's employment with the Company for cause;

                (ii) At the expiration of a period to be determined by the Committee at the time of grant which is not to exceed six
                      (6) months following the date of termination of the Optionee's employment with the Company without cause for any reason other than death; provided, that if no such period is specified in the Option, the Option shall automatically terminate thirty (30) days following termination of Optionee's employment; provided, further, that if the Optionee dies within such period, subclause
                      (iii) below shall apply; or

                (iii) At the  expiration of twelve (12) months after the date of death of the Optionee; provided, that the Committee may in its discretion provide that any Option not be exercisable after the Optionee's death or may be exercised for a period less than twelve months.

                (iv) Unless otherwise specified in the Option, if termination is due to the Optionee's "permanent and total disability" within the meaning of Section 422(c)(6) of the Code, an Option may be exercised at any time within twelve (12) months following termination of employment or relationship as a consultant or director.

          (b) "Employment with the Company" as used in this Plan shall include employment or relationship as a consultant, adviser or director with the Company or any Affiliated Company in any such capacity, even if employment or engagement in another capacity ceases. Options granted under this Plan shall not be affected by an employee's transfer of employment among the Company and any one or more Affiliated Companies. An Optionee's employment with the Company shall not be deemed interrupted or terminated by a bona fide leave of absence (such as sabbatical leave or employment by the Government) duly approved, military leave or sick leave. As to consultants, advisers or other non-employee providers of services, employment with the Company shall be deemed to cease upon formal termination of the Optionee's engagement.

          (c) Each Option may be made exercisable (that is, vest) in whole or in installments, cumulative or otherwise, during its term, or subject to other restrictions or limitations. Unless otherwise set forth in the granting resolution, an Option shall vest immediately upon grant. If an Option is made to vest over time, any portion not vested at the time of termination of employment or relationship as a director or consultant with the Company shall lapse as if never granted. Nothing contained in this Section shall be construed to extend the term of any Option or to permit anyone to exercise an Option after expiration of its term, nor shall it be construed to increase the number of shares as to which any Option is exercisable from the amount exercisable on the date of termination of the Optionee's employment or relationship as a consultant or director.

7.        Exercise of Options.

          (a) The Committee, in granting CSOs, shall have discretion to determine the terms upon which CSOs shall be exercisable, subject to applicable provisions of this Plan. Once available for purchase, unpurchased Option Shares shall remain subject to purchase until the CSO expires or terminates in accordance with Paragraph 6 above. Unless otherwise provided in the CSO, a CSO may be exercised in whole or in part, one or more times, but no CSO may be exercised for a fractional share. Resulting fractions shall be rounded up or down, as appropriate.

          (b) CSOs may be exercised solely by the Optionee or a permitted transferee during his lifetime or by a spouse or former spouse pursuant to a qualified domestic relations order, or if the Option permits, after his death (with respect to the number of shares which the Optionee could have purchased at the time of death) by the person or persons entitled thereto under the decedent's will or the laws of descent and distribution.

          (c) The purchase price of the Option Shares as to which a CSO is exercised shall be paid or delivered in full at the time of exercise and no Option Shares shall be issued until full payment is made therefor. Payment shall be made by any one or more of the following means:

          (i) in cash, represented by bank or cashier's check, certified check or money order, or made by bank wire transfer;

          (ii) by offsetting against the purchase price a cash obligation of the Company which is both liquidated (meaning the dollar amount is fixed and known or easily determinable) and uncontested;

          (iii) with the prior approval of the Committee, by delivering shares of the Company's Common Stock which have been beneficially owned by the Optionee, the Optionee's spouse or both of them, for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock"), the Delivered Stock to be valued by the Committee in good faith at its Fair Market Value on the date of exercise;

          (iv) with the prior approval of the Committee, by delivery of shares of corporate stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the Nasdaq National Market System, the Nasdaq Small Cap Market or a national securities exchange, with an aggregate Fair Market Value on the date of exercise equal to or greater than the exercise price of the Option Shares being purchased under the Option ("Other Shares"); or

          (v) with the prior approval of the Committee, by delivering to the Company the Optionee's personal recourse promissory note, adequately secured by property other than the Option Shares thereby purchased, containing such terms and conditions as the Committee shall determine.

          (d) An Option shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Company. No holder of an Option shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Option Shares purchasable upon exercise of an Option unless and until certificates evidencing such shares shall have been issued by the Company to him, her or it.

          (e) An Option may, but need not, provide that the Optionee may at any time when and to the extent the Option is exercisable, effect an Option Exchange, provided the then market price of the Common Stock exceeds the Option's exercise price. To effect an Option Exchange, the Optionee must surrender the Option at the Company's principal offices stating the intent to effect the Option Exchange and the number of Option Shares being exchanged, and the Option Exchange shall be deemed to take place on the date of the Company's receipt thereof or such later date as the Optionee specifies in writing. In connection with any Option Exchange, an Option shall represent the right to subscribe for and acquire the number of Option Shares equal to [i] the number of Option Shares specified by the Optionee in its notice of exchange (the "Total Number") LESS [ii] the number of Option Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the exercise price by (B) the current Fair Market Value of a share of the Common Stock on the date of exchange, or if such date is not a trading day, on the trading day preceding. One or more certificates for the Option Shares issuable and, if applicable, a new Option of like tenor evidencing the balance of the Option Shares remaining subject to the Option, shall be issued as of the exercise date.

8.        Non-Transferability of Options.

          No Option shall be assignable or otherwise transferable except by will or by operation of law, pursuant to a qualified domestic relations order (as defined in Rule 16b-3 of the Securities and Exchange Commission, or any
successor rule), or pursuant to Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA), or rules thereunder. No CSO shall be pledged or hypothecated in any manner, whether by operation of law or otherwise, nor be subject to execution, attachment or similar process. The same restrictions on transfer or assignment shall apply to any heirs, devisees, beneficiaries, legal representatives or other persons acquiring this Option or an interest herein under such an instrument or by operation of law. Any attempt to transfer or otherwise dispose of an Option in contravention of its terms shall void the Option.

9.        Reorganizations and Recapitalizations of the Company.

          (a) No Limit Imposed on Corporate Powers. The existence of this Plan and Options granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures or other indebtedness, or any preferred or prior preference stocks senior to or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) Certain Adjustments to be Made. The Option Shares with respect to which Options may be granted hereunder are shares of the Common Stock of the Company as currently constituted. In certain instances, the number of shares purchasable upon exercise of Options and the exercise price shall be adjusted as provided herein. All adjustments and made under this Section shall be made by the Committee in good faith in its sole discretion. Every adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the exercise price per share and number (and if applicable, kind) of shares purchasable.

          (c) Stock Splits, Stock Combinations, Etc. If, and whenever, prior to delivery by the Company of all of the Option Shares which are subject to Options granted hereunder, the Company shall effect a split or combination of the Common Stock or other capital readjustment, the payment of a Common Stock dividend, or recapitalization, reclassification or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then the number of Option Shares available under this Plan and the number of Option Shares with respect to which Options granted hereunder may thereafter be exercised shall (i) in the event of an increase in the number of outstanding shares of Common Stock, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares of Common Stock, be proportionately reduced, and the exercise price payable per share shall be proportionately increased.

          (d) Certain Other Changes In the Common Stock. If the outstanding Common Stock shall be hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, share exchange or other business combination in which the Company is the surviving parent corporation, appropriate adjustment shall be made by the Committee in the number and kind of shares for which Options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding and unexercised Options shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event.

          (e) Certain Defined Reorganizations. For purposes of this Section, the term "Reorganization" shall mean any reorganization, merger, consolidation, share exchange, or other business combination pursuant to which the Company is not the surviving parent corporation after the effective date of the Reorganization, or any sale or lease of all or substantially all of the assets of the Company, and the term "Reorganization Agreement" shall mean a plan or agreement with respect to a Reorganization. Nothing herein shall require the Company to adopt a Reorganization Agreement, or to make provision for the adjustment, change, conversion, or exchange of any Options, or the shares subject thereto, in any Reorganization Agreement which it does adopt. In the event of a Reorganization (as hereinafter defined), then,

                (i) If there is no Reorganization Agreement, or if the Reorganization Agreement does not specifically provide for the adjustment, change, conversion, or exchange of the outstanding and unexercised options for cash or other property or securities of another corporation, then any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee; or,

                (ii) If there is a Reorganization Agreement, and the Reorganization Agreement specifically provides for the adjustment, change, conversion, or exchange of the outstanding and unexercised
          options  for  cash  or  other   property  or   securities  of  another
          corporation, the Committee shall adjust the shares under such outstanding and unexercised options, and shall adjust the shares remaining under the Plan which are then available for the issuance of options under the Plan if the Reorganization Agreement for the adjustment, change, conversion, or exchange of such options and shares.

                (iii) The Committee shall provide to each Optionee then holding an outstanding and unexercised Option not less than thirty (30)
          calendar  Days'  advance  written  notice  of any  date  fixed  by the
          Committee pursuant to this Section 13 and of the terms of any Reorganization Agreement providing for the adjustment, change, conversion, or exchange of outstanding and unexercised Options. Except as the Committee may otherwise provide, each Optionee shall have the right during such period to exercise his Option only to the extent that the Option was exercisable on the date such notice was provided to the Optionee.

          (f) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee.

          (g) No Adjustments to be Made. Except as expressly provided above, the Company's issuance of shares of its capital stock of any class, or securities convertible into shares of its capital stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Option Shares subject to CSOs granted hereunder or the purchase price of such shares.

10.       Purchase for Investment.

          Unless the Option Shares covered by this Plan have been registered under the Act prior to issuance, each person exercising a CSO under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

11.       Effective Date and Expiration of this Plan.

          This Plan shall be effective as of February 14, 1997, the date of its adoption by the Board, and no CSO shall be granted pursuant to this Plan after its expiration. This Plan shall expire on February 14, 2007 except as to CSOs then outstanding, which shall remain in effect until they have expired or been exercised.

12.       Amendments or Termination.

          The Committee or Board may amend, alter or discontinue this Plan at any time in such respects as it shall deem advisable in order to conform to any change in any other applicable law, or in order to comply with the provisions of any rule or regulation of the Securities and Exchange Commission required to exempt this Plan or any CSOs granted thereunder from the operation of Section 16(b) of the Exchange Act, or in any other respect not inconsistent with Section 16(b) of the Exchange Act; provided, that no amendment or alteration shall be made which would impair the rights of any participant under any CSO theretofore granted, without his consent (unless made solely to conform such CSO to, and necessary because of, changes in the foregoing laws, rules or regulations), and except that no amendment or alteration shall be made without the approval of shareholders which would increase the total number of shares reserved for the purposes of this Plan (except as provided in Paragraph 9) or extend the expiration date of this Plan as set forth in Paragraph 11.

13.       Government Regulations.

          This Plan, and the granting and exercise of CSOs hereunder, and the obligation of the Company to sell and deliver Option Shares under such CSOs, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.       Liability.

          No member of the Board of Directors or the Committee, nor any officers, employees or agents of the Company or any Affiliated Company shall be personally liable for any action, omission or determination made in good faith in connection with this Plan.

15.       Options in Substitution for Other Options.

          The Committee may, in its sole discretion, at any time during the term of this Plan, grant new options to an employee under this Plan or any other stock option plan of the Company on the condition that such employee shall surrender for cancellation one or more outstanding options which represent the right to purchase (after giving effect to any previous partial exercise thereof) a number of shares, in relation to the number of shares to be covered by the new conditional grant hereunder, determined by the Committee. If the Committee shall have so determined to grant such new options on such a conditional basis ("New Conditional Options"), no such New Conditional Option shall become exercisable in the absence of such employee's consent to the condition and surrender and cancellation as appropriate. New Conditional Options shall be treated in all respects under this Plan as newly granted options. Options may be granted under this Plan from time to time in substitution for similar rights held by employees of other corporations who are about to become employees of the Company or an Affiliated Company as a result of a merger or consolidation of the employing corporation with the Company or an Affiliated Company, or the acquisition by the Company or an Affiliated Company of the assets of the employing corporation, or the acquisition by the Company or an Affiliated Company of stock of the employing corporation as the result of which such other corporation becomes an Affiliated Company.

16.       Withholding Taxes.

          Pursuant to applicable federal and state laws, the Company may be required to collect withholding taxes upon the exercise of a CSO. The Company may require, as a condition to the exercise of a CSO, that the Optionee concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Company in its discretion may determine. In lieu of part or all of any such payment, the Optionee may elect to have the Company withhold from the shares to be issued upon exercise of the option that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

17.       Other Definitions.

          Whenever used in this Plan, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

          a.    "Act" means the U.S. Securities Act of 1933, as amended.

          b. "Affiliated Company" means any Parent or Subsidiary of the Company.

          c. "Award" or "grant" means any grant of a CSO (Option) made under this Plan.

          d. "Board of Directors" means the Board of Directors of the Company. The term "Committee" is defined in Section 2 of this Plan.

          e. "Common Stock" or "Common Shares" means the common stock, $.00001 par value per share, of the Company, or in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares or securities of the Company or any other issuer, such other shares or securities.

          f. "Date of Grant" means the day the Committee authorizes the grant of a CSO or such later date as may be specified by the Committee as the date a particular grant will become effective.

          g. "Employee" means and includes the following persons: (i) executive officers, officers and directors (including advisory and other special directors) of the Company or an Affiliated Company; (ii) full-time and part-time employees of the Company or an Affiliated Company; (iii) persons engaged by the Company or an Affiliated Company as a consultant, advisor or agent; and
                (iv) a lawyer, law firm, accountant or accounting firm, or other professional or professional firm engaged by the Company or an Affiliated Company.

          h.    "Optionee" means an Employee to whom a CSO is granted.

          i. "Parent" means any corporation owning 50% or more of the total combined voting stock of all classes of the Company or of another corporation qualifying as a Parent within this definition.

          j. "Subsidiary" means a corporation more than 50% of whose total combined capital stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

18.       Litigation.

          In the event that any Optionee or Optionee's successor should bring any lawsuit or other action or proceeding ("Action") against the Company or an Affiliated Company based upon or arising in relation to an Option, an Optionee, or successor, as the case may be, not prevailing in such Action shall be required to reimburse the Company or Affiliated Company's costs and expenses, including reasonable attorneys' fees, incurred in defending such action and appealing any award by a lower court.

19.       Miscellaneous Provisions.

          The place of administration of this Plan shall be in the State of Colorado (or subsequently, wherever the Company's principal executive offices are located), and the validity, construction, interpretation and effect of this Plan and of its rules, regulations and rights relating to it, shall be determined solely in accordance with the laws of the State of Delaware or subsequent state of domicile, should the Company be redomiciled. Without amending this Plan, the Committee may issue Options and Options Shares to employees of the Company who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in this Plan but consistent with the purpose of this Plan, as it deems necessary and desirable to create equitable opportunities given differences in tax laws in other countries. All expenses of administering this Plan and issuing Option and Option Shares shall be borne by the Company.

                                       *  *  *

          By signature below, the undersigned officers of the Company hereby certify that the foregoing is a true and correct copy of the 1997 Stock Option Plan of the Company, as amended through the date below.

DATED: October 14, 1997


                                        WHITNEY AMERICAN CORPORATION


                                 By /s/ Stephen M. Siedow
(SEAL)                                  -----------------------------
                                        Stephen M. Siedow



By /s/ John D. Brasher Jr.
       ------------------------------
       John D. Brasher Jr.
       Secretary or Assistant Secretary

                                            GELFOND, HOCHSTADT
                                            PANGBURN & CO.
                                            A Professional Corporation

                                            Certified Public Accountants
                                            and Business Consultants

                                            Suite 2500
                                            1600 Broadway
                                            Denver, CO 80202-4925

                                            (303) 831-5000 / Fax: (303) 831-5032

                                            A member of Horwath International


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

We hereby consent to the incorporation in this Registration Statement on Form S-8 of our report dated July 25, 1997, by reference to the Annual Report on Form 10-KSB for the year ended May 31, 1997, of Whitney American Corporation.


/s/ Gelfond Hochstadt Pangburn & Co.
    ----------------------------------
    Gelfond Hochstadt Pangburn & Co.
    Denver, Colorado
    December 10, 1997